Exhibit 10.58

AMENDMENT TO THE

EMPLOYEE SAVINGS PLAN OF KOPPERS INC. AND SUBSIDIARIES

The Employee Savings Plan of Koppers Inc. and Subsidiaries (the “Plan”) hereby is amended, effective January 1, 2008, as follows:

1. Section 1.8 of the Plan is amended to add the following new language immediately at the end thereof:

“Compensation does not include severance pay or any other amounts paid after the end of the Plan Year in which the Participant’s severance from employment with the Employer occurs; except that Compensation does include . . .

(a)	regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments that would have been paid to the Participant if the Participant had continued in employment with the Employer if such amounts are paid by the later of 2-1/2 months after the severance from employment or the end of the Plan Year that includes the date of severance from employment;

(b)	payments to a Participant not currently performing services for the Employer by reason of qualified military service (as defined under Code Section 414(u)(1)) to the extent those payments do not exceed the amount the individual would have received if he or she had continued performing services for the Employer;

(c)	payments to a Participant who is permanently and totally disabled; and

(d)	payments for unused accrued bona fide sick, vacation, or other leave, only if (i) the Participant would have been able to use the leave if employment had continued; (ii) the amounts would have been included in the definition of Compensation if they were paid prior to the Participant’s severance from employment; and (iii) they are paid by the later of 2-1/2 months after the Participant’s severance from employment or the end of the Plan Year that includes the Participant’s severance from employment date

No amount shall be included in Compensation if otherwise excluded by the terms of Code Section 415. A Participant’s Compensation for a Plan Year shall not exceed the Code Section 401(a)(17) limit, which is $230,000 (as adjusted by the Secretary of the Treasury or by statute).”

2. Section 1.17 of the Plan is amended to add the following new language immediately at the end thereof:

“415 Compensation does not include severance pay or any other amounts paid after the Participant’s severance from employment with the Employer; except that 415 Compensation does include regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments that would have been paid to the Participant if the Participant had continued in employment with the Employer if such amounts are paid by the later of 2-1/2 months after severance from employment or the end of the Plan Year that includes the date of severance from employment.

Compensation also includes the following items:

(a)	payments to a Participant not currently performing services for the Employer by reason of qualified military service (as defined under section 414(u)(1) of the Code) to the extent those payments do not exceed the amount the individual would have received if he or she had continued performing services for the Employer;

(b)	payments to a Participant who is permanently and totally disabled;

(c)	payments for unused accrued bona fide sick, vacation, or other leave, only if (i) the Participant would have been able to use the leave if employment had continued; (ii) the amounts would have been included in the definition of compensation if they were paid prior to the Participant’s severance from employment; and (iii) they are paid by the later of 2-1/2 months after the Participant’s severance from employment or the end of the Plan Year that includes the Participant’s severance from employment date; and

(d)	amounts received by a Participant under a nonqualified unfunded deferred compensation plan if (i) the payment would have been made to the Participant at the same time if he or she had continued in employment; (ii) the amounts would have been included in the definition of compensation if they were paid prior to the Participant’s severance from employment; (iii) the payment is made by the later of 2-1/2 months after the Participant’s severance from employment or the end of the Plan Year that includes the Participant’s severance from employment date; and (iv) the payment is includible in the Participant’s gross income.

No amount shall be included in 415 Compensation if otherwise excluded by the terms of Code Section 415. A Participant’s 415 Compensation shall not exceed the Code Section 401(a)(17) limit, which is $230,000 (as adjusted by the Secretary of the Treasury or by statute).”

IN WITNESS WHEREOF, this Amendment to the Employee Savings Plan of Koppers Inc. and Subsidiaries is adopted this 23rd day of December, 2008.

KOPPERS INC.

By:	/s/ Steven R. Lacy
Title:	Senior VP, Administration